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                                                                   Exhibit 10.12

                                LICENSE AGREEMENT
                                     Between
                       INTERNATIONAL OFFICE CENTERS CORP.
                                       and
                                IT STAFFING LTD,

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                                License Agreement

         This License (the 'License') is made on the Ist day of August, 1998 between International Office Centers Corp. ('IOC'), a Delaware Corporation having offices at One World Trade Center, Suite 7967, New York, New York 10048 and I.T. Staffing, Ltd. C'Clientw) of 55 University Ave. Suite 505, Toronto, Ontario M5J 2H7 (address other than One World Trade Center). The parties hereto agree as follows:

         1. License of Premises. IOC hereby grants Client the revocable privilege to use Office number 35 (the 'Office') in IOC's premises at One World Trade Center, Suite 7967, New York, New York (the 'Building'), together with the revocable privilege to use certain other portions of IOC's premises along with others that IOC may designate, all in accordance with the terms and conditions of this License. Client shall have no right to the Office and shall have no right to receive services pursuant to this License until (a) IOC has received the first Monthly License Fee payment (as defmed in Paragraph 3 hereoo and (b) the Security Deposit (as defined in Paragraph 7 hercoo and (c) IOC has accepted this License at its New York office by executing it and has returned a executed License to Client and (d) IOC has received all forms required by it including, but not limited to, the Credit Application Form. Note that this is not a lease, only a revocable License to use certain space in IOC's pren-tises. Client has no real property right or interest in the Office or the building. In the event that Client has not paid the first Monthly License Fee Payment to IOC on, or prior to the Commencement Date (as defined in Paragraph 2 hereoo, IOC may, at its sole option, cancel this License and, upon such cancellation, Client shall forfeit any sum previously paid IOC, including any Security Deposit.

         2. Term of License.

         (a) Generally: This License shall be for a period of three (3) months commencing on the Ist day of August, 1998 (the 'Commencement Date') and ending on the 31 st day of October, 1998 (the 'Expiration Date') unless extended as provided herein.

         (b) Holdover formonthly Clients: In the event that a monthly Client fails to vacate the Office on the Expiration Date, and IOC agrees to allow continued occupancy in lieu of any mcrease in payment for being a holdover, IOC and the Client agree that the term of this License will automatically be extended on a month-to-month basis at the same Basic Monthly License Fee, until the Client notifies ICC, in writing, on or before the tenth (10th) day of any month, that Client will vacate the Office at the end of that month. The automatic extensions on a month-to-month basis shall continue until the first anniversary of this License, at which time the provisions of paragraph 4(B) shall come into effect.

         For explanatory purpose only, if a monthly Client's expiration date is July 3 lat and the Office is not vacated by such date, the Client nuy give notice by August 10th that August will be the last month of utilization. If the written notice is not given by August

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10th the Client will be liable for August and September. If notice of vacating is not recieved by September lOth the Client will be liable for September and October and so forth, this automatic renewal is in lieu of IOC claiming customary holdover License Fees.

         3. License Fee.

         (a) Basic License Fee: Without the need for ICC to send any notice or invoice, during the term of this License, Client shall pay Seven Thousand Eight Hundred Dollars and 00/00 Cents U.S. ($7,800.00) (the 'Basic Annual License Fee") for the right to use the 01Tice. The Basic License Fee shall be payable in equal monthly instalments of Two Thousand Six Hundred Dollars and 00/00 Cents U.S. ($2,600.00) (the 'Monthly License Fee Payment") in advance, on the first day of each calendar month after the Commencement Date. Time is of the essence with respect to the payment of all Monthly License Payment Fees, Additional License Fees, (as that term is used in this Agreement), and any other sums Client is supposed to pay pursuant to this License. Checks must be drawn and collectable on Domestic Banks unless prior written permission is given by IOC. If IOC agrees to any alternative method of payment, Client shall be responsible for any and all bank processing charges, wire transfer charges etc. Client may be required to increase security deposit or prepay amounts affected by such arrangement. In the event the check for the first Monthly License Fee payment is not honored by the bank the first time it is presented for payment IOC may declare this License to be void ab initio (from its inception) and IOC may remorse anything Client has moved into the Ofrice and store them at the Clicnt's risk and expense and the Client agrees to be responsible for any and all damages incurred by IOC. If IOC does send any invoices for Monthly License Fee Payments as a courtesy or reminder, this shall not create any obligation on IOC to send any subsequent invoices, it being agreed that the Monthly License Fee Payment will be due without the need for IOC to send any invoices or notices. All charges for Monthly License Fee Payments, Additional License Fees, (as that term is used in this License), and any other sums Client is expected to pay pursuant to this License, shall be considered correct and completely collectable unless disputed in WRITING within thirty (30) days of the due date. No ORAL NOTICE SHALL BE RECOGNIZED OR EFFECTIVE. Payment for the Basic Monthly License Fees & Additional License Fees may not be withheld due to variable charge questions that await resolution.

         4. Client's Right to Renew.

         (a) Extension of Term: Subject to the provisions of Section 4(b) hereof, at the Termination Date, the Term and the License shall be automatically extended for the same period of time as the Term defmed in 2(a), subject to the same terms and conditions as contained in this License, unless either party gives notice to the other in writing of its intention to temiinate at the lesser of (i) at least sixty (60) days prior to the Termination Date, (ninety (90) days if the Client occupies three or more offices), or (ii) at least half the nwnber of days in the Term.

         (b) Escalation: One year after the Conunencement Date and thereafter on each and every anniversary of the Commencement Date, the Basic Monthly License Fee will automatically increase by seven percent (70/o) of the Basic Monthly License Fee in effect for the month or other applicable period inunediately prior to such date; provided, however, that IOC may specify a different adjustment

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to the Basic Monthly License Fee based on any desired factors including market conditions by providing notice thereof at least seventy five (75) days prior to the Termination Date.

         (c) Automatic Renewal: In the event the Client tenders to IOC a check for the montldy License Fee pursuant to the New License but fails to return a signed License for any reason whatsoever, such payment shall be considered to be acceptance in full of all the temis and conditions of the new License and both IOC and Client shall be bound by such provisions as though the new License had been fully executed.

         5. Use.

         (a) General Office Use: The Licensed Premises in general and the specific Office(s) contracted for shall be used for the purpose of Staffing Agency and such other use as is normally incident thereto and for no other purpose, in accordance with the rules and regulations attached hereto and for no other purpose, and in accordance with the provisions of this License and the Licensee's right to use Licenso?s Premises or any part thereof. Any change in the " of. or scope of the business being performed in said Office(s) other than that specifically described above must be approved in writing by an ofricer of IOC before the inception of such change. Any use of the Office must be in accordance with the rules and regulations attached hereto and such other rules which may be promulgated from time to time by IOC for all of IOC's Clients. Client shall not pem-dt or suffer the OiTice to be used by anyone other than the employees of Client, and shall not permit or suffer more than 2 such persons to the Office. It shall be the Client's responsibility to advise IOC of any change in personnel if Client desires IOC to restrict access to any prior employee.

         (b) No Competitive Services: As a material inducement for IOC to grant this revocable License, Client agrees not to offer or provide to anyone any of the services which IOC offers to its Clients, including but not limited to, those s@ces described in Schedules 'A' and 'B' attached hereto.

         (c) No Sublet: Client acknowledges that a major inducement for IOC to enter into this License is Client's express agreement not to assi@ sublet or sublicense the Office, or any part thereof. Neither all, nor any part, of Client's interest in this Ofrice granted hereunder may be encumbered, assigned, or transferred in whole or in part, either by an act of Client or by operation of law.

         (d) No Violations: Client will not make, pemiit or suffer any use to be made of the Office, the Building or any part thereof (i) which would violate any of the covenants, agreements, terms, provision and conditions of this License,
(ii) which is directly or indirectly forbidden by public law, ordinance or gover=ent regulation, (iii) which may be dangerous to life, limb, or property,
(iv) which may invalidate or increase the premium of any policy of insurance carried on IOC's Premises, the Building or covering its operations, (v) @hich in ICC's sole judgment, shall in any way impair or tend to impair the character, reputation or appearance of the Building as a premier office building, or (vi) which would impair or interfere with, or tend to impair or interfere with, any of the services performed by ICC for the OtTice or for any IOC Client. Failure to cure any violation of d(i) through (vi) within four (4) working days shall be considered a material breach of this License and IOC shall be entitled to temiinate Client's License to use the Office and retain the security deposit as liquidated damages.

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         (c) Request for Explanation: At any time during this License IOC may demand a- written explanation from Client regarding Client's use of the Office or any other part of IOC's premises. Failure to timely respond with a satisfactory reply within four (4) working days shall be considered a material breach of this Agreement and IOC shall be entitled to tenninate Client's License to use the Office and retain the security deposit as liquidated damages.

         (0 Liquidated Damages: In the event Client breaches subparagraphs (a) through (e) herein, both parties agree the actual damages incurred by IOC will be difficult to ascertain. Accordingly, both parties agree that as liquidated damages and not as a penalty, Client shall pay IOC the sum of $500.00 per week for each such breach, beginning at the first time such breach occurs, without regard to the date that such breach is first discovered by IOC, and payable until such breach is cured. It being agreed between the parties that the aforementioned liquidated damages constitute a fair and reasonable estimate of damages under the circumstances. The weekly liquidated damage amount will be due for any breach whether such breach continues for an entire week or not. This provision shall not be IOC's exclusive remedy and notwithstanding any payment of liquidated damages, if such breach is not corrected within two weeks, IOC shall be entitled to temlinate Client's License to use the office without prejudice to retaining such amounts of the security deposit as is required to cover the liquidated damages and other provisions of this Agreement.

         (g) Relocation: IOC will have the right to relocate Client to another space in the Premises, and to substitute such other space for the Ofrice, provided such other space is substantially similar in area and configuration to the OtTice and provided Client shall incur no increase in the Basic License Fee hereto or any relocation cost or expense.

         6. Delivery of Possession and Services.

         (a) Possession: If IOC cannot deliver possession of the Office to Client on the Commencement Date for any reason, this License shall not be void or voidable nor shall IOC be liable to Client for any damage or loss resulting therefro@ but there shall be abatement of the Basic Monthly License Fee for the period between the Commencement Date and the date when IOC delivers possession. NOTWITHSTANDING THE FOREGOING, if IOC fails to deliver possession of the Office to Client within three (3) months of the- Commencement Date, either party may, upon written notice to the other, cancel this License.

         (b) Services: If, after Client receives possession of the OtTice, IOC cannot' rovide any of the services'which IOC a@eed p@ to make available or to provide pursuant to the terms of Paragraph 8 hereof due to any causebeyond IOC's reasonable control, IOC's@ll not be liable f6r any damage or loss resulting therefrom, nor shall Client be entitled to any credit for, or abatement of, the Basic Monthly License Fee or Additional License Fees Client is obligated to pay pursuant to the tenns of this Agreement.


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         7. Receipt of Security Deposit.

         (a) Amount: Client has deposited with IOC of Two Thousand Six Hundred Dollars and 00100 Cents (U.S.) ($2,600.00) (the 'Security Deposit'), receipt of which IOC hereby aclmowledges, as security for (i) the Client's full performance of the terms, conditions and covenants of this License and; (ii) for the cost of repair or replacement in excess of nomial wear and tear; and (iii) for the payment of telephone or other service ordered by IOC at Client's request or instructions even if this License is terminated ab initio due to Client's check being dishonored; and (iv) as payment for any liquidated damages pursuant to any provision herein. 7he Security Deposit, or any balance thereof, shall be returned to Client in full or in part within forty (40) days of the termination date only after Client has vacated the Licensed Premises in accordance with paragraph 9 (following a personal inspection by IOC) and has surrendered all keys, identification cards, and other means of identification. Parking access devices and all other means of access and identification are to be surrendered on or before the date of termination. No credit will be issued or adjustments made to billing for items returned after the fifth calendar day following the date of t tion. If IOC determines that any loss, damage, or injury chargeable to Client hereunder exceeds the Security Deposit, ICC will apply the entire Security Deposit against the loss, damage or injury and the balance thereof will be the responsibility of Client, who shall pay the same to IOC on demand. Client may not apply the Security Deposit to any Monthly License Fee Payment(s) or Additional License Fees due pursuant to this License. There shall be no interest paid or payable on the Security Deposit and IOC may use the Security Deposit as part of its working capital for the provision of services to all Clients. Client agrees to increase this security deposit upon request in the event it is not equal to one (1) month current License Fee.

         (b) Dishonored Check: In the event the Security Deposit is paid by check and such cheek is not honored by the bank the first time it is presented for payment, IOC may, at its sole discretion, declare this License to be void ab initio and the Client agrees to be responsible l.Por any and all damages incurred by IOC.

         (c) Replenishment of securities: If IOC uses, applies or retains any part or all, of the Security Deposit, which Client agrees to allow IOC to do, Client shall, upon demand, pay IOC the amount used, applied or retained in order to replenish the Security Deposit to its former amount. Failure to replenish the Security Deposit with good funds shall be cause for termination of this License.

         (d) Increase of Security : Security Deposit will be increased in increments equivalent to one half (1/2) months current License Fee to reinstate service for each occurrence that Client defaults in making payment as required by Paragraph 3 (a) hereof

         8. Services.

         (a) Listing of Services: IOC shall make available to Client, without charge, the services described in Schedule 'A' annexed hereto. IOC shall also make available certain other services at ICC's then current rates as described in Schedule "B' annexed hereto. The prices on Schedule 'B" are in effect on the Conunencement Date and Client will be advised of any change at least seven (7) days prior to the due date for a Monthly License Fee Payment and such new prices will take effect during that month. Client shall pay for the services indicated on Schedule B' on receipt of a bill, which shall constitute Additional License Fees. If Client fails to pay such bill, then IOC may, at

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its option, temlinate all services provided in both Schedule 'A' and 'B" upon twenty-four (24) hours prior written notice to Client and/or make such payment on behalf of Client by withdrawing funds from the Security Deposit. Client's obligation to make payments under this paragraph shall survive the Expiration Date, or sooner termination of this License, or the date of expiration of any extended term hereof

         (b) Limitation of Services: IOC only agrees to make available, or to provide, those services specifically enumerated on Schedule 'A' and 'B' annexed hereto. Any other services which are now available, or which may in the future become available at IOC's Premises, may be canceled or otherwise discontinued at any time whatsoever. IOC shall have the option, in its sole and absolute discretion, to tenninate the provision of any and all services being provided to Client hereunder including, without limitation, telephone service and electricity service, to hold Client's work including original papers and to refuse Client access to the Premises or to eject Client from the Premises, all without being deemed to have committed any manner of trespass.

         9. Surrender. Without the need for a demand, Client agrees to, and shall, promptly surrender and deliver the Office to ICC, broom clean and in good condition, ordinary wear and tear excepted, on the Expiration Date or on the date of sooner termination of this License. A fee will be assessed to cover the repair of furniture or equipment, removal of carpet stains and repainting of walls, and Client will pay IOC all of said cost and expenses thereof upon demand. IOC may, but is not required to, make repairs or replacements at Client's expense.

         10. Right to Show The Office. IOC shall have the right to show the Office to any prospective Client at any time ninety (90) days prior to the Expiration Date and at any time after the delivery of a notice from IOC terminating this License pursuant to the relevant provisions herein. IOC will use reasonable efforts not to disrupt Client's Business.

         11. Subordination. This License is subject and subordinate to the Main Lease for ICC's premises and to all the tenns, provisions, covenants and conditions thereof. Nothing herein, or in the Main Lease, shall be construed to require ICC to cure any default of the Overlandlord (the 'Landlord') under the Main Lease or to bring any action or proceeding or to take any steps to enforce ICC's rights against the Landlord. Without limiting the generality of the foregoing provisions of this paragraph, IOC shall not be responsible for furnishing any service, maintenance or repairs to the Office, and Client shall in no event whatsoever be entitled to any allowance, reduction or adjustment of the License fee payable under this License by reason of the failure of Landlord to comply with its obligations to supply or render the same. A copy of the Main Lease, with certain fmancial information redacted, is available on request at the Manager's Office.

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         12. Defaults and Remedies.

         (a) Default in Payment: Client shall not allow the Basic Monthly License Fee, payment for services which are Additional License Fees, or any other amounts payable under this License to be in arrears more than three (3) calendar days nor shall Client remain in default tmder any other condition of this License for more than five (5) calendar days @ written notice is left in Clienfs Office. Client shall not fail to pay any new Monthly License Fee Payment when due. On the fourth (4th) calendar day following the.date upon which any payment became due or the sixth (6th) calendar day following the date after a default notice for any other condition is given, IOC may at its option, without formal demand or notice of any kind re-enter, lock-out Client and/or take possession of the Office and remove all persons by an unlawful detainer action or by any other means, including force, and remove property therefrorr4 as well as disconnect any telephone,lines installed for the benefit of Client, and discontinue mail service and afi other services provided for in this License, without being deemed to have committed any manner of trespass. IOC will may remove anything Client has moved into the Office and store said items at the Client9s risk and expense and the Client agrees to be responsible for any and all damages and expenses incurred by IOC. In the event of such termination IOC may, but shall not be obligated to relicense the Office or any part thereof for all or any part of the remainder of the term hereof, at such License fee, and on such other terms and conditions as IOC, in its sole discretion, sees fit. Should IOC relicense the Office, ClienCs obligations heretmder shall in no way be diminished or reduced and Client shall remain obligated hereunder until all obligations are satisfied.

         (b) Returned Checks: If two (2) checks are returned unpaid by a Client's Bank within 35 day period or if more d= 3 checks are returned unpaid by a Client's bank within a twelve (12) month period, IOC may, in its sole discretion, re-enter, take possession of the office as set forth in paragraph 12(a) above. Replacement of any returned check shall only be made by Bank cheek, money order or cash in addition to a $35 handling charge and any bank charges. If IOC agrees to accept payment in any other manner, Client shall not be entitled to occupancy of the Office until such check clears.

         (c) Lien: In the event of a default by Client hereunder, Client grants IOC an express security interest, under the terms of the Uniform Conunercial Code (UCC) upon all goods, chattels or personal prop" of any description belonging to Client, Clienfs employees, or anyone else which are placed in, or become a part of the Office, as security for the Monthly License Fee Payment or Additional License Fees then due and/or to become due for the remainder of the License term. This lien shall not be in lieu of, or in any way affect, any statutory lien given by law, and shall be cwnulative to any statutory lien. By signing this License Client grants IOC this express security interest in all such personal property placed in the Office and agrees that IOC may file a copy of this License in order to constitute a fmancing statement. ICC shall be entitled to all rights and remedies of a secured party under the UCC in addition to any statutory liens and rights. No property removal passes will be issued while any breach condition exists.

         (d) Properte DeemedAbandoned: In the event IOC exercises its option (i) to terminate this License, or (ii) to re-enter the

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0ffice, or'(iii) to relicense the Office, or (iv) in the event Client terminates this License pursuant to Paragraph 4, or (v) in the event that after the Expiration Date, the Client leaves or forgets property or papers in the Ofric-e, any property belonging to Client which remains in the 01Tice after the termination of this License shall be,deemed to have been abandoned and either may be retained by IOC as its property or may be disposed of in such manner as IGC may see fit without accounting to Client for its disposition. Files, papers, documents, etc. may, at IOC's sole option, be stored at Clienfs expense and in the event a bill for such storage is not paid within seven (7) days of presentation, IOC may destroy such papers, etc. and shall have no liability whatsoever to Client in regard to same.

         (c) Rights Cumulative and Assignable: All rights and remedies of IOC under this License shall be cumulative and none shall exclude any other right or remedy at law or in equity. IOC is expressly given the right to assign any or all its interest under the terms of this License.

         (0 Late Payment Charge: Client agrees to pay IOC a late payment charge of 5% of the amount due or five dollars, whichever is greater, if any payment due hereunder is not paid within four (4) days of its due date.

         (g) Failure to Vacate: Upon termination of this License, at the Termination Date or otherwise, or upon any revocation of the License, the Client shall cease all use of the Office, the Premises, and all services immediately. For each and every month or portion thereof that Client continues use of the Office after the termination of this License without the express written consent of IOC, Client shall pay IOC an amount equal to double the Monthly License Fee (as defined in Paragraph 3(a) hereto). IOC shall be entitled to exercise all remedies available to ICC on account of such continued use, and Client's obligation to pay, such increased charge shall be in addition and without prejudice to such remedies.

         (h) Total Amount Due: IOC may, if IOC so elects, without any additional notice of such election or demand to Client, forthwith terminate this Agreement and License, and may enter into the Office and take and hold possession of the contents thereof, without releasing Client, in whole or in part, from the Client's obligations hereunder. In the event of such t tion, IOC may, at is option, declare the entire amount of the Basic Annual License Fee which would become due and payable during the remainder of the Term, to be due and payable immediately, in which event, Client agrees to pay the same at once. IOC may, at its option, also use, apply or retain in whole or in part the Security Deposit for payment of any sums due hereunder or for the payment of any other sum that IOC may spend by reason of such default.

         (i) Collection Expenses : Client agrees to pay all costs and expenses, including reasonable attorneys' fee, expended or incurred by IOC in connection with the enforcement of this License, the collection of any sums due hereunder, any action for declaratory relief in any way related to this License, or the protection or preservation of any rights of ICC hereunder.

         13. Furniture, Fixtures and Repairs.

         (a) Furniture and Fixtures. IOC agrees, at its own cost and expense, to furnish and install @ture, fixtures and equipment that IOC determines, in its sole opinion, are necessary to provide suitable office facilities for Client. Client shall not bring into, or


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install in the Office any furniture, facsimile, photocopier, telephone, fixtures or other equipment without the prior written consent of an officer of IOC.
Client shall not damage any funiiture, fixtures or equipment located in IOC's Premises, and in the event that any such damage occurs, Client shall pay IOC the cost of @ or replacement upon demand. Client shall not move any furniture, fixtures or equipment to or from the OtTice to other portions of IOC's Premises, and shall not move any furniture, fixtures or equipment from one portion of IOC's Premises to another nor remove any furniture, fixtures or equipment from the Building, without the prior written consent of IOC in each instance.

         (b) Repairs: Any and all work on, or in the Office, for which prior written permission from IOC is required, may only be performed through IOC and by IOC approved contractors.

         14. Exclusive of IOC's Liability. IOC shall not be liable or responsible to Client, and Client Expressly Agrees to Waive, and Agrees NOT to make any claim for damages, Directly or Consequentially arising from (i) any injury or damage resulting from the errors, acts or omissions of IOC's employees (including without limitation, the loss of, or damage to, any package or other article delivered to Client at Licensor's Premises), persons licensing office space or services from IOC, or other persons occupying any part of the Building,
(ii) any failure to provide services, for example, such as water, gas, electricity, or telephone, or (iii) any injury or damage to person or property caused by any person (except for such loss or damage arising from the willful or grossly negligent rdsconduct of IOC, its agents, servants, or employees) or caused by IOC's failure to make repairs which it is expressly obligated to make hereunder, or for any loss, damage, destruction, or theft of any Clienfs personal property or equipment, whether belonging to Client or any pem-iitted or invited guest of Client, while on IOC's premises.

         15. Indemnity and Insurance BY Client.

         (a) Indemniiy. Client Expressly Agrees to Waive and Agrees to NOT make any claim for damages, and to defend, indemnify and save harmless IOC and IOC's agents and employees against, and from, liabilities, obligations, damages, penalties, claims, costs, charges and expenses, including but not limited to reasonable attomey's fees and court costs, which may be incurred by IOC by reason of or arising directly or indirectly from, out of or in connection with, any negligent or otherwise wrongful error, act or omission of Client, its agents, employees, contractors or invitees in or about the OtTice, or any failure on the part of Client to perform or comply with any of the terms, conditions or provisions of this License.

         (b) Insurance: IOC only maintains insurance for its own benefit and in regard to liability in the common areas. Client must obtain his own liability insurance for a minimum of $1,000,000 with $750,000 per incident, and shall name IOC and the Port Authority of New York & New Jersey as additional insureds. Certificates of such named insureds must be provided to IOC within 30 days of Client's occupancy of Office. IOC does not maintain any fire insurance for the contents of Clienfs OtTice and Client is responsible to obtain his own fire and damage insurance on Client's property. If required Insurance Certificates are not received by ICC within the designated timeframe,


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IOC may, at Clients expense, arrange for appropriate liability insurance for
Client with a preapproved insurance carrier. Said insurance coverage shall remain enforce during the Term of this License and renewals thereof. Client agrees to waive subrogation against the Landlord of the building and other tenants of the building.

         (c) Limitation: Client hereby waives any and all rights of recovery against IOC or IOC's agents and employees for loss of or damage to its property or the property of others under its control, to the extent such loss or damage is covered by any insurance policy.

         16. No Waiver of Breach. IOC's failure to insist upon the strict performance of any term or condition of this License or to exercise any right or remedy available on a breach thereof, or IOC's acceptance of full or partial payment during the continuance of any such breach shall not constitute a waiver of any such breach or any such term or condition. No waiver, alteration or modification of any tenn or condition required to be performed or observed by Client, or any waiver of any breach by Client, shall be elective or binding on IOC except by a written instrument executed by IOC. No waiver of any breach shall affect or alter any term or condition in this License, and each such term and condition shall continue in full force and effect with respect to any other then existing or subsequent breach thereof

         17. Advertising. Client shall not place any advertisement in any media (such as newspaper, radio, direct mail etc.) which uses the name, "One World Trade Center' or the address of IOC without first receiving IOC's written consent. Client shall not place a yellow pages display ad without IOC's prior written consent.

         is. Mail. Upon termination of this License for any reason whatsoever, Client's right to use IOC's address shall also terminate unless Client completes and delivers to IOC all required mail processing forms and makes the appropriate payment for mail handling services to IOC. Upon termination of Client's right to use IOC's address, IOC shall have the right (i) to return all mail to the sender or (ii) to destroy such mail. Client understands that if its use of IOC's address terminates for any reason whatsoever, it will be Client's sole responsibility to notify all parties of such termination and Client's new address.

         19. Service of Process.

         (a) On Behalf of Client: It is understood and agreed that neither ICC nor its employees have the authority to accept service of legal process on behalf of Client.

         (b) Upon Client: The Client hereby agrees that service of process on it for purposes of any suit by IOC shall be good and sufficient if the summons and complaint is delivered to any Client/employee found using the Office.

         20. Brokerage

         (a) Name: Client represents that in the negotiation of this License it dealt with no brokers other than N/A and that so far as Client is aware said broker is the sole broker. IOC agrees to pay, to Licensed Brokers only, said broker's commission pursuant to a separate agreement upon the execution of this License. Client promises to in@ry IOC against liability arising out of any inaccuracy or alleged inaccuracy of this representation. Broker's commission shall be paid on annual contracts only. Commission shall be for Office(s) initially contracted for and exclusive of any additional offices acquired during the term of contract. Commission will be paid on fust yW's contract only. Renewals shall not be subject to any further commission fees. If Client engages the services of any:broker, salesman, agency, company or any other person or entity to represent them in any negotiations after the first year, any charges or commission incurred will be the sole responsibility of the Client.

         (b) Adjustments: Should a commission be paid or payable to a broker, salesman, agent, company or any other person or entity upon execution of this License, Client agrees that should this License terminate prior to the Expiration Date (whether pursuant to paragraph 5 hereof or otherwise), then IOC shall be authorized and permitted to deduct the unamortized portion of any such commission from the Security Deposit of Client if any, held by IOC. If the Security Deposit is not sufficient to offset the remaining portion of the commission, then Client shall pay any additional amount due to IOC on demand.

         21. Prohibition On Employment Of IOC Employees.

         (a) Solicitation by Client: Client agrees not to employ, to offer, or cause to have offered, employment to any IOC ear following the termination of this License. Because of the difficulty employee during the term of this License and for a period of one (1) y of ascertaining the exact damages that IOC n-dght suffer in the event of a breach of this clause, the parties' agree that as liquidated damages, and not as a penalty, for each such breach, Client shall pay IOC the sum of S 1 5,000 plus 25% of the annual salary of any employee for each such employee so solicited, it being agreed that such amount constitutes a fair and reasonable estimate of IOC's damages.

         (b) Solicitation by Employee: Client agrees to advise IOC of any inquiry or attempt by an IOC employee to seek employment by or through the services of the Client.

         (c) Survival: The covenants, representations and agreements of Client set forth in this paragraph shall survive the termination of this License, or the date of expiration of any extended term hereof.

         22. Rules and Regulations. she attached rules and regulations are an integral part of this License. Client, its employees and agents, will perform and abide by such rules and regulations and any amendments or additions to them as IOC may make from time to time.

         23.. Entire Agreement. This Agreement represents the entire understanding between the parties in regard to the License of the

Office. All prior understandings, whether oral or written are specifically merged herein. This agreement may not be modified, changed'or altered in any respect except by a writing signed by an authorized otticer of both IOC and Client.

         24. Notices. Any notice required or permitted under this License must be in writing and may be sent by personal delivery to IOC at One World Trade Center, Suite 7967. New York, New York 10048 and to the Client at the Office. If such notice is properly addressed and personally delivered, it shall be deemed notice for all purposes herein even if the party claims it never saw such notice. The parties ftffier agree that this address shall be the appropriate address for service of process in any lawsuit arising out of this License. For the sake of convenience only, and not in derogation of the above designation of addresses, IOC agrees it will use its best efforts to send a copy of all notices to the Client at any address it designates other than the Office. Client hereby designates the following additional address:

                                           Additional Address
                                           N/A
                                           N/A

         25. Compliance With Law, At all times during the term of this License Client shall at Client's sole cost and expense, promptly comply with all present and future laws, orders and regulations of all state, federal, municipal and local governments, departments, comrmssions and boards and any direction of any public officer which shall impose any violation, order or duty upon IOC or Client with respect to the Office, whether or not arising out of Client's use or manner of use of the Office or the Building.

         26. Construction of Terms. If any term or provision of this License shall be capable of two constructions, one of which would render the tenn or proiision valid and the other of which would render the term or provision invalid, then the construction which renders the term or provision valid shall be deemed to be binding upon the parties. Any partial or complete invalidity or unenforceability of any provision of this Agreement shall not be deemed to modify or affect any other term or provision of this License.

         27. Captions. Captions of paragraphs are for convergence of reference only and shall not be deemed to amen@ modify or construe any terin or provision of this License.

         28. Additional License Fees. Any payment due hereunder shall be deemed to be Additional License Fees and failure to pay same shall entitle IOC to rights and remedies available to IOC for failure to pay License fee as set forth in Paragraph 12.

         29. No Offer. IOC's submission of this License to the Client is not an offer to grant Client a License nor shall it be deemed an option on the part of the Client to obtain a License from IOC. This License shall be binding upon the parties only after it is executed by the duly authorized officers or agents of the Client and accepted and executed by IOC at its New York office.

         30. Governing Law. This contract which is accepted in New York shall be governed solely by the laws of the State of New York.

         31. Authorization To Proceed. Note that by tendering to IOC the first Monthly License Payment (Paragraph 3) and/or the Security Deposit (Paragraph 7), Client Hereby Authorizes IOC to order the telephone services for the Ofrice and to begin installation of all items and devices necessary or desirable to maintain or use the Ofrice and agrees to guarantee payment for all charges so incurred, whether or not any of Client's cheeks are dishonored by its bank and IGC elects to tenninate this License ab initio pursuant to Paragraph 3 or 7.

         32. --Joint andSeveral Liability, All parties signing this License as a partnership or co-signing individuals shall be jointly and severally liable for all obligations of Client.

         As an inducement for IOC to enter into this License with the aforementioned Client, the undersigned hereby guarantees, unconditionally and without any reservation, the full and prompt payment of all swns due to IOC pursuant to any provision of this License. This guarantee shall remain in full force and effect without regard to any extensions, modifications, or other changes in this License between IOC and the aforementioned Client.

Declan A. French

2045 Lakeshore, Suite 3107

Etobicoke, Ontario MSV 2Z6

Guarantor's Signature


         In Witness Whereof, IOC and Client have caused these presents to be duly executed as of the date first written above.

      IT STAFFING LTD.
   INTERNATIONAL OFFICE CENTERS CORP.

      By: /s/ Declan A. French
          Declan A. French, President

      By: /s/ Burdette Russo
          Burdette Russo, President